                                    EXHIBIT 2.1








                           FIRST AMENDED RIGHTS AGREEMENT

                             Dated as of August 5, 1998

                                   by and between

                             WYNN'S INTERNATIONAL, INC.

                                        and

                     CHASEMELLON SHAREHOLDER SERVICES, L.L.C.,

                                  as Rights Agent

                                 TABLE OF CONTENTS

                                                                            PAGE
Section 1.     Certain Definitions . . . . . . . . . . . . . . . . . . . . . 1

Section 2.     Appointment of Rights Agent . . . . . . . . . . . . . . . . . 5

Section 3.     Issuance of Right Certificates. . . . . . . . . . . . . . . . 5

Section 4.     Form of Right Certificates. . . . . . . . . . . . . . . . . . 6

Section 5.     Countersignature and Registration . . . . . . . . . . . . . . 7

Section 6.     Transfer, Split Up, Combination and Exchange of Right
               Certificates; Mutilated, Destroyed, Lost or
               Stolen Right Certificates . . . . . . . . . . . . . . . . . . 8

Section 7.     Exercise of Rights; Purchase Price; Expiration Date
               of Rights . . . . . . . . . . . . . . . . . . . . . . . . . . 8

Section 8.     Cancellation and Destruction of Right Certificates. . . . . .10

Section 9.     Reservation and Availability of Shares; Registration. . . . .11

Section 10.    Record Date . . . . . . . . . . . . . . . . . . . . . . . . .11

Section 11.    Adjustment of Purchase Price, Number of Shares or
               Number of Rights. . . . . . . . . . . . . . . . . . . . . . .12

Section 12.    Certification of Adjusted Purchase Price
               or Number of Shares . . . . . . . . . . . . . . . . . . . . .19

Section 13.    Consolidation, Merger or Sale or Transfer of Assets
               or Earning Power. . . . . . . . . . . . . . . . . . . . . . .19

Section 14.    Fractional Rights and Fractional Shares . . . . . . . . . . .22

Section 15.    Rights of Action. . . . . . . . . . . . . . . . . . . . . . .23

Section 16.    Agreement of Right Holders. . . . . . . . . . . . . . . . . .23

Section 17.    Right Certificate Holder Not Deemed a Stockholder . . . . . .23

Section 18.    Concerning the Rights Agent . . . . . . . . . . . . . . . . .24

Section 19.    Merger or Consolidation or Chance of Name of Rights Agent . .24

Section 20.    Duties of Rights Agent. . . . . . . . . . . . . . . . . . . .25

                                                                            PAGE
Section 21.    Change of Rights Agent. . . . . . . . . . . . . . . . . . . .26

Section 22.    Issuance of New Right Certificates. . . . . . . . . . . . . .27

Section 23.    Redemption. . . . . . . . . . . . . . . . . . . . . . . . . .27

Section 24.    Notice of Proposed Action . . . . . . . . . . . . . . . . . .28

Section 25.    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . .28

Section 26.    Supplements and Amendments. . . . . . . . . . . . . . . . . .29

Section 27.    Exchange. . . . . . . . . . . . . . . . . . . . . . . . . . .30

Section 28.    Successor . . . . . . . . . . . . . . . . . . . . . . . . . .30

Section 29.    Determination and Actions Taken by the Board of Directors . .30

Section 30.    Benefits of this Agreement. . . . . . . . . . . . . . . . . .31

Section 31.    Governing Law . . . . . . . . . . . . . . . . . . . . . . . .31

Section 32.    Counterparts. . . . . . . . . . . . . . . . . . . . . . . . .31

Section 33.    Section Headings. . . . . . . . . . . . . . . . . . . . . . .31

Section 34.    Severability. . . . . . . . . . . . . . . . . . . . . . . . .31

TABLE OF EXHIBITS

Exhibit A      Form of Right Certificate . . . . . . . . . . . . . . . . . A-1

Exhibit B      Form of Summary of First Amended Rights . . . . . . . . . . B-1

Exhibit C      Form of Certificate of Designations of Junior
               Participating Preferred Stock . . . . . . . . . . . . . . . C-1

                            FIRST AMENDED RIGHTS AGREEMENT

          THIS FIRST AMENDED RIGHTS AGREEMENT (the "Agreement") is made and entered into as of the 5th day of August, 1998, by and between Wynn's International, Inc., a Delaware corporation (the "Company"), and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agent").

                                 W I T N E S S E T H

          WHEREAS, on March 3, 1989, the Board of Directors of the Company authorized and declared the distribution of one right for (i) each share of Common Stock of the Company (the "Common Stock") outstanding at the Close of Business (as hereinafter defined) on March 15, 1989 (the "Rights Record Date"), each right representing the right to purchase one Unit consisting, initially, of one one-hundredth of a share of Junior Participating Preferred Stock, and (ii) each additional share of Common Stock which shall become outstanding between the Rights Record Date and the earliest of the Distribution Date, the Expiration Date (as such terms are hereinafter defined) and the date, if any, on which such rights may be redeemed, all upon the terms and subject to the conditions set forth (each such right being hereinafter referred to as a "Right") in that Rights Agreement (the "Prior Agreement"), dated March 3, 1989 by and between the Company and the Rights Agent;

          WHEREAS, on August 5, 1998, the Board of Directors of the Company approved an amendment to the Prior Agreement to extend the Expiration Date of the Rights to March 3, 2009;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth and for the benefit of the holders of Rights, the parties hereby amend and restate the Prior Agreement to read as follows:

          Section 1.     CERTAIN DEFINITIONS

          (a) For purposes of this Agreement, the following terms have the meanings indicated:

               "ACQUIRING PERSON" shall mean any Person who or which, alone or together with all Affiliates and Associates of such Person, shall be the Beneficial Owner (within the meaning of Section 1(b)) of a Substantial Block of Voting Stock, but shall not include (i) an Exempt Person; (ii) any Person who or which acquires a Substantial Block of Voting Stock in connection with a transaction or series of transactions approved prior to such transaction or transactions by the Board of Directors of the Company; or (iii) any Person who or which acquires, or becomes the Beneficial Owner of, a Substantial Block of Voting Stock solely as a result of a decrease in the number of outstanding shares of Voting Stock resulting from a stock repurchase program or other similar plan of the Company, provided that the term "Acquiring Person" shall include such Person from and after the first date upon which (x) such Person, since the date of the commencement of such stock repurchase program or other similar plan of the Company, shall have acquired Beneficial Ownership of, in the aggregate, a number of shares of Voting Stock of the Company equal to one percent
          (1%) or more of the shares of Voting Stock of the Company then outstanding, and (y) such Person, together with all Affiliates and Associates of such Person, shall Beneficially Own a Substantial Block of the Voting Stock then outstanding.

               "AFFILIATE" and "ASSOCIATE" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect as of the date hereof.

               "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

               "CLOSE OF BUSINESS" on any given date shall mean 5:00 p.m., Los Angeles time, on such date; PROVIDED, HOWEVER, that if such date is not a Business Day it shall mean 5:00 p.m., Los Angeles time, on the next succeeding Business Day.

               "COMMON STOCK" shall have the meaning assigned to it in the recital; and "COMMON STOCK" when used with reference to Persons other than the Company shall mean: (i) in the case of Persons organized in corporate form, the capital stock or equity security with the greatest voting power of such Person or, if such Person is a Subsidiary of another Person, of the Person or Persons which ultimately control such first-mentioned Person: and (ii) in the case of Persons not organized in corporate form, the units of beneficial interest which (A) represent the right to participate generally in the profits and losses of such Person (including without limitation any flow-through tax benefits resulting from an ownership interest in such Person) and
          (B) are entitled to exercise the greatest voting power of such Person or, in the case of a limited partnership, shall have the power to remove the general partner or partners.

               "CONTINUING DIRECTOR" shall mean any member of the Board of Directors of the Company (while such Person is a member of the Board) who (i) is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and (ii) either (A) was a member of the Board of Directors prior to the time any Person became an Acquiring Person, or (B) became a member of the Board of Directors subsequent to the time any Person became an Acquiring Person, if such Person's nomination for election, or re-election, to the Board was recommended, or approved, by a majority of the Continuing Directors then in office.

               "DISTRIBUTION DATE" shall have the meaning assigned to it in
          Section 3(a).

               "EQUIVALENT STOCK" shall have the meaning assigned to it in
          Section 7(a).

               "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

               "EXEMPT PERSON" shall mean the Company, any Subsidiary of the Company and any employee benefit plan or employee stock or stock option plan of the Company or of any Subsidiary of the Company, or any trust or other entity organized, established or holding shares of Common Stock by, for or pursuant to, the terms of any such plan.

               "EXPIRATION DATE" shall have the meaning assigned to it in
          Section 7(a).

               "OFFER DATE" shall have the meaning assigned to it in Section
          3(a).

               "PERSON" shall mean any individual, firm, corporation, partnership, trust or other entity and shall include any successor by merger (or otherwise) of any of the foregoing.

               "PRINCIPAL PARTY" shall have the meaning assigned to it in
          Section 13(b).

               "PURCHASE PRICE" shall have the meaning assigned to it in Section 4(a).

               "QUALIFIED OFFER" shall mean a tender or exchange offer for all outstanding Common Stock at a price and on terms determined by at least a majority of the members of the Board of Directors who are not officers of the Company to be adequate and otherwise in the best interests of the Company and its stockholders (other than the Person or an Affiliate or Associate thereof on whose behalf the offer is made).

               "REDEMPTION PRICE" shall have the meaning assigned to it in
          Section 23(a).

               "RIGHT" shall have the meaning assigned to it in the recital.

               "RIGHTS RECORD DATE" shall have the meaning assigned to it in the recital.

               "SUBJECT SHARES" shall mean the class or series of shares then issuable on exercise of the Rights.

               "STOCK ACQUISITION DATE" shall mean the date of the first public announcement by the Company or an Acquiring Person (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) under the Exchange Act) that an Acquiring Person has become such.

               "SUBSIDIARY" shall mean, with respect to any Person, a corporation or other entity the securities or other ownership interests of which having ordinary voting power sufficient to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person and any Affiliate of such Person.

               "SUBSTANTIAL BLOCK" shall mean a number of shares of Voting Stock having in the aggregate 25 percent or more of the general voting power.

               "TRADING DAY" shall have the meaning assigned to it in Section 11(d).

               "UNIT" shall mean the shares or other securities issuable upon exercise of one Right, initially one one-hundredth of a share of Junior Participating Preferred Stock of the Company having the rights and preferences set forth in Exhibit C, before any adjustment pursuant to Section 11(a)(ii) or Section 13.

               "VOTING STOCK" shall mean shares of the Company's capital stock the holders of which have general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of the Company.

          (b) For purposes of this Agreement, a Person shall be deemed the "BENEFICIAL OWNER" of any securities:

               (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

               (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of any conversion, exchange or purchase rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for payment or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; or

               (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any securities of the Company;

               provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from the grant of a revocable proxy or consent given to such Person in connection with a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act, and (2) is not also then reportable on Schedule 13D (or any comparable or successor report) under the Exchange Act; provided, further, that a Person engaged in business as an underwriter of securities shall not be deemed the "Beneficial Owner" of securities acquired through such person's participation in good faith in a firm commitment underwriting until the expiration of the 40-day period immediately following the date of such acquisition.

          Section 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agent or Agents as it may deem necessary or desirable.

          Section 3.     ISSUANCE OF RIGHT CERTIFICATES.

          (a) Until the Close of Business on the earlier of (i) the tenth Business Day after a Stock Acquisition Date or (ii) the tenth Business Day after the date of the commencement by any Person (other than an Exempt Person) of, or the date of the first public announcement (such commencement date or announcement date being herein referred to as the "Offer Date") of the intent of any Person (other than an Exempt Person) to commence, a tender or exchange offer (as determined by reference to Rule 14d-2 (a) (or any successor rule) under the Exchange Act) upon the successful consummation of which such Person, together with its Affiliates and Associates, would be the Beneficial Owner of 30 percent or more of the then outstanding Voting Stock (irrespective of whether any shares are actually purchased pursuant to such offer) (the tenth Business Day after the first to occur of a Stock Acquisition Date or an Offer Date being herein referred to as the "Distribution Date"),

               (i) the Rights will automatically attach to, and be evidenced by, the certificates for Common Stock registered in the names of the holders of Common Stock (which certificates for Common Stock shall be deemed also to be Right Certificates) and not by separate Right Certificates, and

               (ii) each Right will be transferable only in connection with the transfer of Common Stock;

provided, however, that a Distribution Date shall be deemed not to have occurred on the tenth Business Day after an Offer Date if, prior to the Close of Business on such tenth Business Day, the Company's Board of Directors declares that such tenth Business Day shall not be considered a Distribution Date.

          As soon as practicable after the Distribution Date, the Rights Agent will mail, by first-class, insured, postage prepaid mail, to each record holder of Common Stock as of the Close of Business on the Distribution Date, as shown by the records of the Company at the Close of Business on the Distribution Date, at the address of such holder shown on such records, a Right Certificate, in substantially the form of Exhibit A hereto, evidencing one Right for each share of Common Stock so held.

          (b) As soon as practicable after the date hereof, the Company will send a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit B, by first-class mail, postage prepaid, to each record holder of Common Stock as of the Close of Business on the Rights Record Date, at the address of such holder shown on the records of the Company.

          (c) The Company will cause certificates for Common Stock issued after the Rights Record Date (including replacement certificates for shares of Common Stock outstanding on or prior to the Rights Record Date), but prior to the earliest of (i) the Distribution Date, (ii) the Expiration Date and (iii) the date, if any, on which the Rights may be redeemed, to have impressed on, printed on, written on or otherwise affixed to them the following legend:

          This certificate also entitles the holder hereof to certain Rights as set forth in the Rights Agreement between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, as the same shall be amended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) or certain transferees of any thereof, whether currently held by or on behalf of such Person or by any subsequent holder, may be limited as provided in Section 7(f) of the Rights Agreement.

With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with Common Stock represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

          (d) Until the Distribution Date, the surrender for transfer of any of the certificates for Common Stock outstanding on or after the Rights Record Date, with or without a copy of the Summary of Rights attached thereto and with or without the legend set forth in subsection (c) above, shall also constitute the transfer of the Rights associated with such Common Stock. After the Distribution Date, the Rights will be evidenced solely by the Right Certificates.

          Section 4.     FORM OF RIGHT CERTIFICATES.

          (a) The Right Certificates (and the forms of assignment and certification and of election to purchase shares to be printed on the reverse thereof) shall be in substantially the form of Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 22, the Right Certificates, whenever issued, evidencing Rights issued on the Rights Record Date shall be dated as of the Rights Record Date and Right Certificates evidencing Rights associated with shares of Common Stock issued after the Rights Record Date shall be dated as of the date of such issuance, and on their face shall entitle the holders thereof to purchase such number of shares of Common Stock or Units as shall be set forth therein, as the same may from time to time be adjusted (as provided herein), at the price per share set forth therein (the "Purchase Price"), as the same may from time to time be adjusted as provided herein.

          (b) Any Right Certificate issued pursuant to Section 3(a) or Section 22 that represents Rights Beneficially Owned by: (i) an Acquiring Person or any Associate or Affiliate of any Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights, or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of Section 7(f), and any Right Certificate issued pursuant to Section 6 or Section 11 upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain (to the extent feasible and reasonably identifiable as such) the following legend:

     The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) or certain transferees thereof. Accordingly, under certain circumstances as provided in the Rights Agreement, this Right Certificate and the Rights represented hereby may be limited as provided in Section 7(f) of such Agreement.

          Section 5.     COUNTERSIGNATURE AND REGISTRATION.

          (a) The Right Certificates shall be executed on behalf of the Company by its President or a Vice President, either manually or by facsimile signature, and have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, issued and delivered with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer (as specified above) of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

          (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its stock transfer office, which as of the date hereof is located at ChaseMellon Shareholder Services, L.L.C., 400 South Hope Street, Los Angeles, California 90071, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each Right Certificate, the date of each Right Certificate and the number of each Right Certificate.

          Section 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES.

          (a)  Subject to the provisions of Section 4(b), Section 7(f) and
Section 14, at any time after the Close of Business on the Distribution Date, and prior to the Close of Business on the Expiration Date or the day prior to the day, if any, on which the Rights are to be redeemed pursuant to Section 23, any Right Certificate or Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase such number of shares as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate(s) to be transferred, split up, combined or exchanged, with the form of assignment on the reverse side(s) thereof duly completed and executed, at the stock transfer office of the Rights Agent. Thereupon the Rights Agent shall countersign and deliver to the persons entitled thereto the Right Certificate(s) requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates. Notwithstanding the foregoing, neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate unless and until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

          (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate, if mutilated, the Company will execute and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

          Section 7. EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS.

          (a) Subject to Section 7(f), and unless earlier redeemed as provided in Section 23, the registered holder of any Right Certificate may exercise the Rights evidenced thereby in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly completed and executed, to the Rights Agent at the stock transfer office of the Rights Agent, together with payment of the

Purchase Price for each Unit as to which the Rights are exercised, at or prior to the Close of Business on March 3, 2009, or such other date to which the Rights may be extended as provided in this Agreement (the latest of such dates being herein referred to as the "Expiration Date"). If at any time after the Distribution Date but prior to the Expiration Date the Company is unable, under its Certificate of Incorporation, to issue the number and class of shares required to be issued upon the exercise of all of the outstanding Rights, the Company may issue upon exercise of any of the Rights shares of capital stock or other securities of the Company of equivalent value to the shares so required to be issued ("Equivalent Stock"), as determined by the Board of Directors.

          (b) The Purchase Price for each Unit pursuant to the exercise of a Right shall initially be $100, shall be subject to adjustment from time to time as provided in Sections 11 and 13 and shall be payable in lawful money of the United States of America.

          (c) Upon receipt of a Right Certificate, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax in cash, or by certified check, bank draft or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) requisition from the Company or any transfer agent of the Company a certificate for the number of shares to be purchased and the Company will comply, and hereby irrevocably authorizes its transfer agent to comply, with all such requests, (ii) requisition from the Company the amount of cash to be paid in lieu of issuance of a fractional share when appropriate, in accordance with Section 14, and (iii) promptly after receipt of such certificate from any such transfer agent, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and, when appropriate, after receipt promptly deliver such cash in lieu of a fractional share to or upon the order of the registered holder of such Right Certificate; provided, however, that in the case of the purchase, in connection with the exercise of a Right, of securities other than shares of stock, the Rights Agent shall promptly take the appropriate actions with respect thereto as shall as nearly as practicable correspond to the actions described in the foregoing clauses (i) through (iii).

          (d) The Company shall not be required to pay any transfer tax which may be payable in respect of any transfer involved in the transfer or delivery of Right Certificates, or the issuance or delivery of certificates in a name other than that of the registered holder of the Right Certificate evidencing Rights surrendered for exercise, or to issue or deliver any certificates upon the exercise of any Rights, until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

          (e) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14.

          (f) Notwithstanding any provision of this Agreement to the contrary, upon the occurrence of any of the events described in any of clauses (A), (B),
(C) or (D) of Section

11(a)(ii), the adjustment provided for under Section 11(a)(ii) shall not apply with respect to any Rights that are at the time of the occurrence of such event Beneficially Owned by (i) an Acquiring Person or by any Associate or Affiliate of such Acquiring Person (which Acquiring Person or Affiliate or Associate engages in, or realizes the benefit of, one or more of the transactions described in clause (A) or clause (B) of Section 11(a)(ii), realizes the benefits set forth in clause (C) of Section 11(a)(ii) or, alone or together, become the Beneficial Owner(s) of a Substantial Block of Voting Stock as provided in clause (D) of Section 11(a)(ii), as the case may be), or
(ii) a transferee of an Acquiring Person or of any Associate or Affiliate of such Acquiring Person (which Acquiring Person or Associate or Affiliate engages in, or realizes the benefit of, one or more of the transactions described in clause (A) or clause (B) of Section 11(a)(ii), realizes the benefits set forth in clause (C) of Section 11(a)(ii) or, alone or together with such Acquiring Person or any such Associate or Affiliate, become the Beneficial Owner(s) of a Substantial Block of Voting Stock as provided in clause (D) of Section 11(a)(ii), as the case may be) (A) who becomes a transferee after the Acquiring Person becomes such, or (B) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (1) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (2) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(f). Upon the exercise of such Rights, the holders thereof shall be entitled to receive, upon payment of the Purchase Price, the number of shares issuable upon exercise of a Right without giving effect to the adjustment provided for under Section 11(a)(ii). The Company shall use all reasonable efforts to insure that the provisions of this Section 7(f) and Section 4(b) are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its making or failing to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

          (g) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have
(i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

          Section 8.     CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES.
All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

          Section 9.     RESERVATION AND AVAILABILITY OF SHARES; REGISTRATION.

          (a) The Company covenants and agrees that it shall (i) on or prior to the Rights Record Date, take all such action as shall be necessary to cause to be reserved and kept available out of its authorized and unissued capital stock, the number, class and series of shares capital stock that will be sufficient to permit the exercise in full of all Rights to be outstanding as of the Rights Record Date, (ii) no later than promptly following the Distribution Date, take all such action as shall be necessary to cause to be reserved and kept available out of its authorized and unissued capital stock, or its authorized and issued shares held in its treasury, the number of additional shares that will, from time to time, be sufficient to permit the exercise in full of all Rights from time to time outstanding, (iii) take all such action as may be necessary to insure that all shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable, and (iv) pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any shares upon the exercise of Rights (except as otherwise provided in Section 7(d)).

          (b) The Company agrees to take all such action, from and after the Distribution Date, as may be necessary or appropriate to permit the issuance of shares in connection with the exercise of the Rights, including any required registration under (i) the Securities Act of 1933, as amended from time to time (the "Securities Act"), and (ii) the securities or "blue sky" laws of the various states, in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed 90 days, the exercisability of the Rights in order to prepare and file a registration statement or statements for the purpose of effecting any such registration and permit such statement(s) to become effective. At the commencement and termination of any such suspension, the Company shall issue a public announcement and shall provide written notice to the Rights Agent, stating that the exercisability of the Rights has been temporarily suspended, or that such suspension has terminated, as the case may be. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained and until a registration statement has been declared effective.

          (c) If and so long as the stock issuable upon the exercise of Rights is listed on any national securities exchange, the Company shall use its reasonable efforts to cause all shares reserved for issuance upon exercise of Rights to be listed on such exchange upon official notice of issuance upon such exercise.

          Section 10. RECORD DATE. Each Person in whose name any stock certificate is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including without limitation the right to vote or to receive dividends or other distributions, and such holder shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

          Section 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER OF SHARES OR NUMBER OF RIGHTS. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

          (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare and pay a dividend on the shares which are subject to the Rights ("Subject Shares") payable in shares of stock of the Company, (B) subdivide or split the Subject Shares, (C) combine or consolidate the Subject Shares into a smaller number of shares or effect a reverse stock split of the outstanding shares or (D) issue any shares of its capital stock in a reclassification of the Subject Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, and in each such event, except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, split, reverse split, combination, consolidation or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the transfer books of the Company were open, he would have received upon such exercise and been entitled to receive by virtue of such dividend, subdivision, split, reverse split, combination, consolidation or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

               (ii) In the event that at any time after the date of this Agreement

                         (A) any Acquiring Person, or any Associate or Affiliate of any Acquiring Person, directly or indirectly (1) shall merge into the Company or any of its Subsidiaries or otherwise combine with the Company or any of its Subsidiaries and the Company or such Subsidiary shall be the continuing or surviving corporation of such merger or combination and the Common Stock shall remain outstanding and the outstanding shares thereof shall not be changed into or exchanged for stock or other securities of the Company or of any other Person or cash or any other property, or (2) shall sell or otherwise transfer in one or more transactions, assets to the Company or any of its Subsidiaries in exchange for 50 percent or more of the shares of any class of capital stock of the Company or any of its Subsidiaries, and the Common Stock shall remain outstanding and unchanged, or

                         (B) directly or indirectly, any Acquiring Person, or any Associate or Affiliate of any Acquiring Person, shall
               (1) in one or more transactions, transfer any assets to the Company or any of its Subsidiaries in exchange (in whole or in part) for shares of any class of capital stock of the Company or any of its Subsidiaries or for securities exercisable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries or otherwise obtain from the Company or any of its Subsidiaries, with or without consideration, any additional shares of any class of capital stock of the Company or any of its Subsidiaries or other securities exercisable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries (other than as part of a pro rata distribution by the Company or such Subsidiary to all holders of Common Stock), (2) sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise dispose (in one or more transactions), to, from or with, as the case may be, the Company or any of its Subsidiaries, assets on terms and conditions less favorable to the Company or such Subsidiary than the Company or such Subsidiary would be able to obtain in arm's-length negotiation with an unaffiliated third party, (3) receive any compensation from the Company or any of the Company's Subsidiaries other than compensation for full-time employment as a regular employee, or fees for serving as director, at rates in accordance with the Company's (or its Subsidiaries') past practices, or (4) receive the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance provided by the Company or any of its Subsidiaries, on terms and conditions less favorable to the Company or such Subsidiary than the Company or such Subsidiary would be able to obtain in arm's-length negotiation with an unaffiliated third party, or

                         (C) during any such time as there is an Acquiring Person, there shall be any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other similar transaction or series of transactions involving the Company or any of its Subsidiaries (whether or not with or into or otherwise involving an Acquiring Person or any Affiliate or Associate of such Acquiring Person) which has the effect, directly or indirectly, of increasing by more than one percent the proportionate share of the outstanding shares of any class of equity securities, or of securities exercisable for or convertible into equity securities, of the Company or any of its Subsidiaries which is directly or indirectly owned by any Acquiring Person or any Associate or Affiliate of any Acquiring Person, or

                         (D)  any Person (other than (x) an Exempt Person,
               (y) any Person who or which acquires a Substantial Block of Voting Stock in connection with a transaction or series of transactions approved prior to such transaction or series of transactions by the Board of Directors of the Company, or (z) any Person who or which acquires, or becomes the Beneficial owner of, a Substantial Block of Voting Stock solely as a result of a decrease in the number of outstanding shares of Voting Stock resulting from a stock repurchase program or other similar plan of the Company unless such person subsequent to the date of the commencement of such stock repurchase program or plan becomes an Acquiring Person as defined in Section 1(a) hereof) alone or together with all Affiliates and Associates of such Person, shall become the Beneficial Owner of a Substantial Block of Voting Stock otherwise than pursuant to a Qualified Offer, then, and in each such case, but subject to the provisions of Section 27, proper provision shall be made so that each holder of a Right, except as provided below and in Section 7(f), shall, on and after the later of (I) the date of the occurrence of an event described in clause (A), (B), (C) or (D) of this
Section 11(a)(ii), or (II) the date of the expiration of the period within which the Rights may be redeemed pursuant to Section 23 (as the same may have been Amended as provided in Section 26) have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of shares of Common Stock as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of Units for which a Right is then exercisable and dividing that product by (y) 50 percent of the current market price per share of Common Stock (determined in accordance with Section 11(d)) on the date of the occurrence of the relevant event listed above in clause (A), (B), (C) or (D) of this subparagraph (ii); PROVIDED, HOWEVER, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13, then only the provisions of Section 13 shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii). The Company shall not consummate any such merger, combination, transfer or transaction referred to in any of such clauses
(A), (B) and (C) unless prior thereto there shall be sufficient authorized but unissued Common Stock to permit the exercise in full of the Rights in accordance with the foregoing sentence, unless the Board of Directors has determined to issue Equivalent Stock in accordance with Section 7(a); PROVIDED, HOWEVER, that in no case may the Company consummate any such merger, combination, transfer or transaction if at the time of or immediately after such transaction there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

          In the event that the Company issues Equivalent Stock upon the exercise of any Rights pursuant to the immediately preceding paragraph, then, upon any such exercise, proper provision shall be made so that the holder of a Right (except as provided in Section 7(f)) shall have the right to receive, upon such exercise at the then current Purchase Price in accordance with the terms of this Agreement, such number of shares or other units of Equivalent Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of Units for which a Right is then exercisable and dividing that product by (y) 50 percent of the current market price per share or other unit of the Equivalent Stock of the Company (determined on substantially the same basis as is prescribed by Section 11(d) with respect to the valuation of Common Stock) on the date of occurrence of the relevant event listed above in clause (A), (B), (C) or (D) of this subparagraph (ii). In the event that at any time the Company should be prohibited by law, by any provision of its Certificate of Incorporation, or by any instrument or agreement to which the Company is a party or by which it is bound, from issuing, or should be unable under its Certificate of Incorporation to issue, sufficient Equivalent Stock to permit the exercise of all outstanding Rights in accordance with the foregoing sentence, then, in lieu of issuing such Equivalent Stock upon such exercise, the Company shall pay to each holder of a Right (except as provided in Section
7(f)) upon surrender of the Right as provided herein but without payment of the Purchase Price, an amount in cash for each Right equal to the Purchase Price.

          (b) In case the Company shall at any time after the Rights Record Date fix a record date for the issuance of rights or warrants to all holders of Common Stock or Subject Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Stock or Subject Shares or securities convertible into Common Stock or Subject Shares at a price per share (or having a conversion price per share, if a security convertible into Common Stock) less than the current market price per share (determined in accordance with Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the total number of shares of Common Stock and Subject Shares outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and of which the denominator shall be the total number of shares of Common Stock and Subject Shares outstanding on such record date plus the number of additional shares to be offered for subscription or purchase (or into which the convertible securities to offered are initially convertible). In case such subscription or purchase price may be paid, in whole or in part, in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (c) In case the Company shall at any time after the Rights Record Date fix a record date for the making of a distribution on the shares of Common Stock or the Subject Shares, whether by way of a dividend, distribution, reclassification of stock, recapitalization, reorganization or partial liquidation of the Company or otherwise (and including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation), of subscription rights or warrants (excluding those referred to in Section 11(b)), evidences of indebtedness or other assets (other than (i) regular periodic cash dividends, (ii) a dividend payable in Common Stock or (iii) a distribution which is part of or is made in connection with a transaction to which Section 11(a)(ii) or Section 13 applies), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the current market price per share of Common Stock (determined in accordance with Section 11(d)) on such record date, less the fair market value applicable to one share of Common Stock (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of such assets or evidences of indebtedness or of such subscription rights or warrants so to be distributed, and of which the denominator shall be such current market price per share of Common Stock.
Such adjustment, shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (d) For the purpose of any computation hereunder, the "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the 30 consecutive Trading Days immediately prior to such date: PROVIDED, HOWEVER, that in the event that the current market price per share of Common Stock is determined during a period following the announcement by the issuer of such Common Stock of a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of Common Stock, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, then, and in each such case, the current market price shall be appropriately adjusted to reflect the current market price per share of Common Stock in connection with ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc., Automated Quotation System ("NASDAQ"). If on any such date the shares of Common Stock are not quoted by any such organization, the fair market value of such shares on such date as determined in good faith by the Board of Directors of the issuer of such Common Stock shall be used. Any such determination of current market price shall be described in a statement filed with the Rights Agent.

          For purposes of this Agreement, the term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day.

          For the purpose of any computation hereunder, the "current market price" of a Unit shall be deemed to be equal to the current market price per share of Common Stock, and the "current market price" of a Subject Share shall be deemed to be equal to the current market value per share of Common Stock divided by the number of Subject Shares which comprise a Unit.

          (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent in such Price; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Notwithstanding the proviso to the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which gives rise to such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

          (f) In the event that at any time, as a result of an adjustment made pursuant to Section 11(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions, with respect to such shares, contained in Sections 11(a) through (c), inclusive, and the provisions of Sections 7, 9, 10 and 13 with respect to the shares of Common Stock shall apply on like terms to any such other shares.

          (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall represent the right to purchase, at the adjusted Purchase Price, the number of shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

          (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of shares (calculated to the nearest one-hundredth) obtained by (i) multiplying (x) the number of shares covered by a Right immediately prior to such adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and
(ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

          (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of shares purchasable upon the exercise of each Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of shares of Common Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one-hundredth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of the election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates ave been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i) the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right
Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right
Certificates on the record date specified in the public announcement.

          (j) Irrespective of any adjustment or change in the Purchase Price or the number of shares issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of shares which were expressed in the initial Right Certificates issued hereunder.

          (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value of the shares issuable upon exercise of the Rights, the Company shall use its best efforts to take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares at such adjusted Purchase Price.

          (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the shares or securities of the Company, if any, issuable upon such exercise over and above the shares issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; PROVIDED, HOWEVER, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares or securities upon the occurrence of the event requiring such adjustment.

          (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such adjustments in the number of shares which may be acquired upon exercise of the Rights, and such adjustments in the Purchase Price, in addition to those adjustments expressly required by the other subsections of this Section 11, as and to the extent that the Company, in its sole discretion, shall determine to be advisable, in order that, in the event of (i) any reclassification, consolidation or subdivision of the Common Stock, (ii) any reorganization or partial liquidation of the Company or similar transaction, (iii) any issuance wholly for cash of any Common Stock at less than the current market price, (iv) any issuance wholly for cash of Common Stock or securities which by their terms are convertible into or exchangeable for Common Stock, (v) any stock dividends or (vi) any issuance of rights, options or warrants, hereafter made by the Company to holders of its Common Stock as provided herein-above in this Section 11, (x) the holders of the Rights in any such event shall be treated equitably and in accordance with the purpose and intent of this Agreement, and (y) to the extent reasonably possible, such event shall not, in the opinion of counsel for the Company, result in the stockholders of the Company being subject to any United States federal income tax liability by reason thereof.

          Section 12. CERTIFICATION OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES. Whenever an adjustment is made as provided in Section 11 or 13, the Company shall (i) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (ii) promptly file with the Rights Agent and with each transfer agent for the Common Stock a copy of such certificate, and (iii) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25. Notwithstanding the foregoing sentence, the failure of the Company to give such notice shall not affect the validity of, or the force or effect of, the requirement for such adjustment.

          Section 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER.

          (a) In the event that, at any time after a Stock Acquisition Date, directly or indirectly,

                         (i) the Company shall consolidate with, or merge
               with and into, any other Person and the Company shall not be the continuing or surviving corporation of such consolidation or merger,

                         (ii) any other Person(s) shall consolidate or merge with and into the Company, the Company shall be the continuing or surviving corporation of such merger and, in connection with such consolidation or merger, all or part of the Common Stock shall be changed into or exchanged for stock or other securities of the Company or of any other Person or cash or any other property, or

                         (iii)    the Company shall sell or otherwise
               transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating more than 50 percent of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person, (other than a pro rata distribution by the Company of assets (including securities) of the Company or any of its Subsidiaries to all holders of the Company's Common Stock), then, on and after the later of (I) the date of the occurrence of an event described in clause (i), (ii) or (iii) of this Section 13(a), or (II) the date of the expiration of the period within which the Rights may be redeemed pursuant to Section 23 (as the same may have been amended as provided in Section 26)

                         (A) proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of shares of common stock of the Principal Party as shall be equal to the result obtained by (x) multiplying the then current Purchase Price by the number of Units for which a Right is then exercisable and dividing that product by (y) 50 percent of the current market price per share of the common stock of the Principal Party (determined in the same manner as the current market price of Common

               Stock is determined under Section 11(d)) on the date of consummation of such consolidation, merger, sale or transfer;

                         (B) the Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement, and proper provision shall be made for the foregoing, provided that the Principal Party shall, prior to the first occurrence of an event described in clause (i), (ii) or (iii) of this Section 13(a), have caused to be reserved out of its authorized and unissued shares of common stock (or its authorized and issued shares of common stock held in its treasury), for issuance pursuant to this Agreement, the number of shares of common stock that will be sufficient to permit the exercise in full of the Rights after the occurrence of such event;

                         (C) the term "Company" wherever used in this Agreement shall hereafter be deemed to refer to such Principal Party; and

                         (D) the Principal Party shall, in addition to the reservation of shares of its common stock as provided in the proviso to clause (B) above, take such steps (including without limitation compliance with the Company's other obligations as set forth in Section 9) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its Common Stock thereafter deliverable upon the exercise of the Rights; PROVIDED, HOWEVER, that, upon the subsequent occurrence of any merger, consolidation, sale of all or substantially all assets, recapitalization, reclassification of shares, reorganization or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Purchase Price, such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had such holder, at the time of such transaction, owned the shares of common stock of the Principal Party purchasable upon the exercise of a Right, and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property.

          (b) For purposes of this Agreement, "Principal Party" shall mean

                         (i) in the case of any transaction described in
               clause (i) or (ii) of Section 13(a), (A) the Person that is the issuer of the securities into which shares of Common Stock are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer the common stock of which has the greatest market value, or (B) if no securities are so issued, (x) the Person that is the other party to the merger or consolidation and that survives said merger or consolidation, or, if there is more than one such Person, the Person the common stock of which has the greatest market value or (y) if the Person that is the other party to the merger or consolidation does not survive the merger or consolidation, the Person that does so survive "including the Company if it survives); and

                         (ii) in the case of any transaction described in clause (iii) of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons is the issuer of common stock having the greatest market value of shares outstanding

PROVIDED, HOWEVER, that in any such case, (1) if the common stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another corporation the common stock of which is and has been so registered, "Principal Party" shall refer to such other corporation; (2) if the common stock of such Person is not and has not been so registered and such Person is not a direct or indirect Subsidiary of another corporation the common stock of which is and has been so registered, "Principal Party" shall refer to the corporation which ultimately controls such Person; (3) in case such Person is a Subsidiary, directly or indirectly, of more than one corporation, the common stocks of all of which are and have been so registered, "Principal Party" shall refer to whichever of such corporations is the issuer of common stock having the greatest market value of shares held by the public; and
(4) if the common stock of such Person is not and has not been so registered and such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (1), (2) and (3) above shall apply to each of the chains of ownership having an interest in such joint venture as if such Person were a "Subsidiary" of both or all of such joint venturers and the Principal Party in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as its direct or indirect interests in such Person bear to the total of such interests

          (c) The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and the Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement making valid provision for the results described in clause (A) of Section 13(a) and confirming that the Principal Party will perform its obligations under this
Section 13(a): PROVIDED, HOWEVER, that in no case may the Company consummate any such consolidation, merger, sale or transfer if (i) at the time of or immediately after such transaction there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (ii) prior to, simultaneously with or immediately after such transaction, the shareholders of the Person which constitutes, or would constitute, the Principal Party for purposes of this Section 13 shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

          (d) The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or Bales or other transfers. This Section 13 shall not be applicable to a transaction described in Subparagraphs (i), (ii) or (iii) of Subsection (a) of this Section if (i) such transaction is consummated with a Person or Persons who acquired Common Stock pursuant to a Qualified Offer (or a wholly owned subsidiary of any such Person or Persons),
(ii) the price per share of Common Stock offered in such transaction or distributable to shareholders upon conclusion of such transaction is not less than the price per share of Common Stock paid to all holders of Common Stock whose shares were purchased pursuant to such Qualified Offer and (iii) the form of consideration being offered to the remaining holders of Common Stock pursuant to such transaction or distributable to shareholders upon conclusion of such transaction is the same as the form of consideration paid pursuant to such Qualified Offer. Upon conclusion of any transaction described in the foregoing sentence, all Rights shall expire.

          Section 14.    FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

          (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. If the Company shall elect not to issue such fractional Rights, in lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such Fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ. If on any such date the Rights are not quoted by any such organization, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used. Any such determination of current market value shall be described in a statement filed with the Rights Agent.

          (b) The Company shall not be required to issue fractions of shares upon exercise of a Right or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company shall pay to the registered holders of Right Certificates at the time such Right Certificates are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share of Common Stock. For purposes of this Section 14, the current market value of a share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second sentence of Section 11(d)) for the Trading Day immediately prior to the date of such exercise.

          (c) The holder of a Right by the acceptance thereof expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right.

          Section 15. RIGHTS OF ACTION. All rights of action in respect of this Agreement are vested in the respective registered holders of the Right Certificates (and prior to the Distribution Date, the registered holders of the Common Stock), and any registered holder of any Right Certificate (or, prior to the Distribution Date, any registered holder of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, any other registered holder of the Common Stock), may, on his own behalf and for his own benefit, enforce, and may institute and maintain, any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

          Section 16. AGREEMENT OF RIGHT HOLDERS. Every holder of a Right by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

          (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;

          (b) on and after the Distribution Date, the Right Certificates will be transferable only on the registry books of the Rights Agent and then if surrendered at the stock transfer office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer; and

          (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

          Section 17. RIGHT CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 24), or to receive dividend, or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

          Section 18.    CONCERNING THE RIGHTS AGENT.

          (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense incurred, without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

          (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or Certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it, acting with reasonable care, to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

           So long as the Rights are listed on the New York Stock Exchange, the Rights Agent, if its principal offices are located outside New York City, shall maintain in the New York City area facilities for the servicing of the Rights in the area of Manhattan located south of Chambers Street. Such facilities may consist of either an office or agency where transactions in the Rights are serviced directly or a "drop" where Common Stock certificates, Right Certificates, and other instruments relating to transactions in Rights may be received for redelivery to an office or agency outside New York City, all in accordance with the provisions of Section 6 of the Company Manual of the New York Stock Exchange.

          Section 19.    MERGER OR CONSOLIDATION OR CHANCE OF NAME OF RIGHTS
AGENT.

          (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned, and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

          (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned, and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name, and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

          Section 20. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

          (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

          (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, a Vice President, the General Counsel, or the Secretary of the Company and delivered to the Rights Agent, and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct. Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage.

          (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

          (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof), nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate, nor shall it be responsible for any adjustment required under the provisions of Section 11 or 13 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment), nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of stock to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of stock will, when issued, be validly authorized and issued, fully paid and nonassessable.

          (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performance by the Rights Agent of the provisions of this Agreement.

          (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, a Vice President, the General Counsel or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

          (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

          (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

          (j) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first obtaining the Company's approval.

          Section 21. CHANGE OF RIGHTS AGENT. Unless the Company and the Rights Agent agree to a shorter time period, the Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 15 days' notice in writing mailed to the Company and to each transfer agent of Common Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. Unless the Company and the Rights Agent agree to a shorter time period, the Company may remove the Rights Agent or any successor Rights Agent upon 15 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of Common Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 15 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be either (a) a corporation organized and doing business under the laws of the United States or of any state of the United States, in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100,000,000 or (b) an affiliate of such a corporation. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed, but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of Common Stock and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this
Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

          Section 22. ISSUANCE OF NEW RIGHT CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Expiration Date, the Purchase Price per share or the number or kind or class of shares of stock or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

          Section 23.    REDEMPTION.

          (a) The Board of Directors of the Company may, at its option and as provided herein, and notwithstanding the provisions of Sections 11 and 13 of this Agreement, elect to redeem all but not less than all of the then outstanding Rights at a redemption price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend, reclassification or similar transaction occurring after the date hereof (such redemption price being herein referred to as the Redemption Price") at any time up to the Close of Business on the tenth Business Day after a

Stock Acquisition Date; PROVIDED, HOWEVER, the Board of Directors of the Company may authorize the redemption of the Rights after the time that an Acquiring Person has become such only if (i) there is at least one Continuing Director then in office and (ii) a majority of all of the Continuing Directors then in office approves such redemption.

          (b) Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, the Company shall make a public announcement thereof, and from and after the date of such announcement, without any further action and without any further notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. As soon as practicable after the election of the Board of Directors to redeem the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

          Section 24. NOTICE OF PROPOSED ACTION. In case the Company, after the Rights become exercisable, shall propose (i) to pay any dividend payable in stock of any class to the holders of its Common Stock or the Subject Shares or to make any other distribution to the holders of its Common Stock or Subject Shares (other than a regular periodic cash dividend), or (ii) to offer to the holders of its Common Stock or Subject Shares rights or warrants to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Common Stock or Subject Shares (other than a reclassification involving only the subdivision of outstanding shares of Common Stock) or any recapitalization or reorganization of the Company, or (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50 percent of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right, in accordance with Section 25, a notice of such proposed action, which shall specify the record date for the purposes of such dividend, distribution of rights or warrants, or the date on which such reclassification, recapitalization, reorganization, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holder of Common Stock and/or Subject Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty days prior to the record date for determining holders of the Common Stock and/or Subject Shares for purposes of such action, and in the case of any such other action, at least twenty days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock and/or Subject Shares, whichever shall be the earlier. The failure to give notice required by this
Section 24 or any defect thereon shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

          Section 25. NOTICES. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the

Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                         Wynn's International, Inc.
                         Suite 700
                         500 North State College Boulevard
                         Orange, California 92868
                         Attention:  The President

          Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                         ChaseMellon Shareholder Services, L.L.C., as Rights Agent
                         400 South Hope Street
                         Los Angeles, California 90071
                         Attention: Equity Administrator

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to or on the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

          Section 26. SUPPLEMENTS AND AMENDMENTS. Prior to the Distribution Date and subject to the penultimate sentence of this Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Common Stock. From and after the Distribution Date and subject to the penultimate sentence of this Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Right Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein,
(iii) to shorten or lengthen any time period hereunder (which lengthening or shortening, after the time that any Acquiring Person has become such, shall be effective only if (x) there is at least one Continuing Director then in office and (y) a majority of all of the Continuing Directors then in office have approved of such action), or (iv) to change or supplement the provisions hereof in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates; PROVIDED, HOWEVER, this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period, unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary: (1) no supplement or amendment shall be made which changes the Redemption Price, the Purchase Price or the number of shares or Units for which a Right is exercisable; and (2) the duration of the Rights may not be shortened without the written consent of the registered holders thereof
(other than by a redemption of the Rights pursuant to Section 23). Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

          Section 27.    EXCHANGE.

          (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become subject to the provisions of Section 7(f) hereof) for Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to a, the Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than an Exempt Person) together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Stock then outstanding.

          (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to subsection (a) of this Section and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; PROVIDED, HOWEVER, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Right, which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become subject to the provisions of Section 7(f) hereof) held by each holder of Rights.

          (c) In the event that there shall not be sufficient authorized
Common Stock to permit an exchange of Rights as contemplated in accordance with this Section, the Company shall take all such action as may be necessary to authorize additional Common Stock or securities equivalent to Common Stock for issuance upon exchange of the Rights.

          Section 28. SUCCESSOR. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

          Section 29. DETERMINATION AND ACTIONS TAKEN BY THE BOARD OF DIRECTORS. For all purposes of this Agreement, any calculation of the number of shares of Common Stock (or other applicable securities hereunder) outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock (or other securities) of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) (as in effect on the date of this Agreement) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to such Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including without limitation the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (B) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (A) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (B) not subject the Board to any liability to the holders of the Rights.

          Section 30. BENEFITS OF THIS AGREEMENT. Nothing in this agreement shall be construed to give to any Person other than the Company, the Rights agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the holders of Common Stock) any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the holders of Common Stock).

          Section 31. GOVERNING LAW. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State, except that the rights and obligations of the Rights Agent under this Agreement shall be governed by and construed in accordance with the laws in effect in the State of California.

          Section 32. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          Section 33. SECTION HEADINGS. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          Section 34. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal, or unenforceable, (i) such invalid, illegal or unenforceable term, provision, covenant or restriction shall nevertheless be valid, legal and enforceable to the extent, if any, provided by such court or authority, and (ii) the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                   WYNN'S INTERNATIONAL, INC.


                                   By: /s/ John W. Huber
                                      -----------------------------------------
                                   Title: President and Chief Operating Officer
                                         --------------------------------------


                                   CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

                                   By: /s/ Sharon Knepper
                                      -------------------------------------
                                   Title: Asst. Vice President
                                         ----------------------------------

                                                                 EXHIBIT A

                          [Form of Right Certificate]

Certificate No. R-                                                 _____ Rights

                    NOT EXERCISABLE AFTER PUBLIC ANNOUNCEMENT OF
                   REDEMPTION IS MADE.  THE RIGHTS ARE SUBJECT TO
                    REDEMPTION, AT THE OPTION OF THE COMPANY, AT
                    $.01 PER RIGHT ON THE TERMS SET FORTH IN THE
                      AGREEMENT.  IN THE EVENT THAT THE RIGHTS
                   REPRESENTED BY THIS CERTIFICATE ARE ISSUED TO
                A PERSON WHO IS AN ACQUIRING PERSON OR AN ASSOCIATE
                  OR AFFILIATE THEREOF (AS SUCH TERMS ARE DEFINED
                  IN THE RIGHTS AGREEMENT) OR CERTAIN TRANSFEREES
                   THEREOF, THIS RIGHT CERTIFICATE AND THE RIGHTS
                    REPRESENTED HEREBY MAY BE SUBJECT TO CERTAIN
                   LIMITATIONS IN THE CIRCUMSTANCES SPECIFIED IN
                         SECTION 7 OF THE RIGHTS AGREEMENT.


                                 RIGHT CERTIFICATE

                             WYNN'S INTERNATIONAL, INC.

        This certifies that ________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the First Amended Rights Agreement, dated as of August 5, 1998 (the "Rights Agreement"), between Wynn's International, Inc., a Delaware corporation (the "Company"), and ChaseMellon Shareholder Services, L.L.C. (the "Rights Agent"), to purchase from the Company, unless the Rights have been previously redeemed, at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to the Expiration Date (as such term is defined in the Rights Agreement), or the date, if any, on which the Rights evidenced by this Certificate may be redeemed, at the stock transfer office of the Rights Agent, or its successors as Rights Agent, one one-hundredth of a fully paid and nonassessable share of Junior Participating Preferred Stock ("Preferred Shares"), at a purchase price of $100 (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly completed and executed. The number of Rights evidenced by this Right Certificate as set forth above (and the number of shares which may be purchased upon exercise thereof), and the Purchase Price per share set forth above, are the number and Purchase Price as of March 15, 1989, based on the shares of Common Stock of the Company as constituted at such date.

          Upon the occurrence of an event described in clause (A), (B), (C) or
(D) of Section 11(a)(ii) of the Rights Agreement, the holder of any Rights that are, or were, beneficially owned by an Acquiring Person or an Associate or Affiliate thereof (as such terms are defined in the Rights Agreement) or certain transferees thereof which engaged in, or realized the benefit of, an event or transaction or transactions described in clause (A), (B), (C) or (D) of such
Section 11(a)(ii), shall not be entitled to the benefit of the adjustment described in such Section 11(a)(ii).

          As provided in the Rights Agreement, the Purchase Price and the number of Preferred Shares which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

          This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and at the principal office of the Company.

          This Right Certificate, with or without other Right Certificates, upon surrender at the stock transfer office of the Rights Agent set forth above, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase such number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

          Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.01 per Right.

          No fractional Preferred Shares will be issued upon the exercise of any Rights evidenced hereby, but in lieu thereof a cash payment may be made, as provided in the Rights Agreement.

          No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

          This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

          WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of ________________, ______.

         Attest:                       WYNN'S INTERNATIONAL, INC.

                                       By:
-----------------------------------         -----------------------------------
        Secretary                            Title:

Countersigned:


-----------------------------------

By:
   --------------------------------
         Authorized Signature

                     [Form of Reverse Side of Right Certificate]

                                  FORM OF ASSIGNMENT

                  (To be executed by the registered holder if such holder desires to transfer the Right Certificate.)


                  FOR VALUE RECEIVED __________________________________ hereby sells, assigns and transfers unto _____________________________________________


_______________________________________________________________________________
                    (Please print name and address of transferee)


this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________________ Attorney to transfer the within Right Certificate on the books of the within-named Corporation, with full power of substitution.

Dated: _________________,  __________       _________________________________
                                            Signature

Signature Guaranteed:

                                     CERTIFICATE


          The undersigned hereby certifies (after due inquiry and to the best knowledge of the undersigned) by checking the appropriate boxes that:


          (1) this Right Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement);


          (2) the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated: _________________, __________      ___________________________________
                                          Signature

Signature Guaranteed:



                                       NOTICE


          The signature to the foregoing Assignment and Certificate must correspond to the name us written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                         FORM OF ELECTION TO PURCHASE

                      (To be executed if holder desires
                      to exercise the Right Certificate.)

To Wynn's International, Inc.:


          The undersigned hereby irrevocably elects to exercise _______________ Rights represented by this Right Certificate and to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

Please insert social security
or other identifying number:
                              ________________________________________________

______________________________________________________________________________
                          (Please print name and address)

______________________________________________________________________________

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:


Please insert social security
or other identifying number:  _______________________________________________

______________________________________________________________________________
                          (Please print name and address)

______________________________________________________________________________

Dated: __________________, _____

                                      Signature: ____________________________
                                          (Signature must conform in all
                                          respects to name of holder as
                                          specified on the face of this Right
                                          Certificate)

Signature Guaranteed:

                                CERTIFICATE

          The undersigned hereby certifies (after due inquiry and to the best knowledge of the undersigned) by checking the appropriate boxes that:


          (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement);


          (2) the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated: _________________,  __________        _________________________________
                                             Signature

                    Signature Guaranteed:


                                    NOTICE

          The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                      EXHIBIT B

                                       FORM OF
                              SUMMARY OF FIRST AMENDED
                                        RIGHTS

          At the meeting of the Board of Directors of Wynn's International, Inc. (the "Company") on August 5, 1998, the Board approved the first amendment to the Junior Participating Preferred Stock purchase rights (as amended, the "Rights") that were initially distributed to holders of common stock of the Company ("Common Stock") on March 15, 1989 (the "Record Date").

          The following is a brief description of the Rights. It is intended to provide a general description only and is subject to the detailed terms and conditions of the First Amended Rights Agreement (the "Rights Agreement") dated as of August 5, 1998 by and between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agent").

          Under the Rights Agreement, each outstanding share of the Company's Common Stock is accompanied by one Right, which upon exercise, entitles the registered holder to purchase from the Company, initially, one one-hundredth of a share of Junior Participating Preferred Stock (the "Preferred Shares") at a price of $100 (the "Purchase Price"), subject to adjustment. In addition, the Company has authorized the issuance of one Right with respect to each additional share of Common Stock that shall become outstanding between said date and the earliest of the Distribution Date, the Expiration Date (as such terms are hereinafter defined) or the date, if any, on which Rights may be redeemed.

          Preferred shares purchasable upon exercise of the Rights will not be redeemable. Each preferred share will be entitled to an aggregate dividend of 100 times the dividend declared on the Common Stock. In the event of liquidation, the holders of the preferred shares will be entitled to a minimum preferential liquidation payment of $100 per share and will be entitled to an aggregate payment per share of 100 times the payment made per share of Common Stock. Each preferred share will vote together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each preferred share will be entitled to receive 100 times the amount received per share of Common Stock.

          Because of the nature of the preferred shares' dividend and liquidation rights, the value when issued of the one one-hundredth interest in a preferred share purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

          Until the close of business on the earlier of the (i) tenth business day after the date of the first public announcement that a person (other than the Company or a subsidiary or employee benefit plan of the Company), together with its affiliated and associated persons (an "Acquiring Person"), has acquired, or obtained the right to acquire, in a transaction or series of transactions not approved in advance by the Company's Board of Directors, beneficial ownership of 25 percent or more of the Company's general voting power (the date of such announcement being called the "Stock Acquisition Date") or (ii) tenth business day after the date of the commencement of a tender or exchange offer by any person (other than the Company or a subsidiary or an employee benefit plan of the Company), or the first public announcement (the date of such commencement or announcement being called the "Offer Date") of the intent of such a person to commence a tender or exchange offer, upon the successful consummation of which such person, together with its affiliated and associated persons, would be the beneficial owner of 30 percent or more of the Company's general voting power (the tenth Business Day after the first to occur of a Stock Acquisition Date or an Offer Date being called the "Distribution Date" unless the Company's Board of Directors declares that the tenth Business Day after the occurrence of an Offer Date shall not be considered a Distribution Date) the Rights will be evidenced by the certificates representing the Common Stock. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), Common Stock certificates issued after the record date upon transfer or new issuance of shares of Common Stock will contain a legend incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Stock outstanding on or after the record date will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

          The Rights are not exercisable until after the Distribution Date. The Rights will expire on March 3, 2009, or on such later date to which the Rights may be extended by the Company (the "Expiration Date.), unless earlier redeemed by the Company as described below.

          The Purchase Price payable, and number of shares of stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, consolidation, combination, split, reverse split or reclassification of, Common Stock, (ii) upon the grant to holders of Common Stock of certain rights or warrants to subscribe for Common Stock or securities convertible into Common Stock or rights to acquire Common Stock at less than the current market price of Common Stock or (iii) upon the distribution to holders of Common Stock of evidences of indebtedness or other assets (excluding dividends payable in Common Stock and regular periodic cash dividends) or of subscription rights or warrants (other than those referred to above).
Equivalent adjustments are provided for in case of any such events relating to the Junior Participating Preferred Stock.

          A Qualified Offer is a tender offer or exchange offer for all outstanding Common Stock which is determined by the non-management directors to be fair to and otherwise in the best interests of the Company and its stockholders.

          In the event that, at any time after the tenth business day after a Stock Acquisition Date, the Company is acquired in a merger or other business combination transaction (other than a merger which follows a Qualified Offer at the same or a higher price) or 50 percent or more of its assets or earning power is sold, proper provision shall be made so that each holder of a Right shall, on and after the later of (I) the date of the occurrence of any such event or (II) the date of the expiration of the period within which the Rights may be redeemed as indicated below, have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the exercise price of the Right.

          Except for a Qualified Offer or a merger which follows a Qualified Offer at the same or a higher price, in the event that (i) an Acquiring Person merges into or otherwise combines or consolidates with the Company and the Company is the surviving corporation in such merger or other business combination and its Common Stock remains outstanding and unchanged, (ii) an Acquiring Person engages in one or more self-dealing transactions specified in the Rights Agreement, (iii) a person (other than the Company, an Exempt Person, any subsidiary of the Company, any employee benefit plan or employee stock plan of the Company or of any subsidiary of the Company, or a person who acquires 25 percent or more of the general voting power of the Company in connection with a transaction or series of transactions approved prior to such transaction or transactions by the Board of Directors of the Company) alone, or together with his, her or its affiliates or associates, becomes the beneficial owner of a number of the outstanding shares of the Company's stock having in the aggregate 25 percent or more of the general voting power of the Company or (iv) during such time as there is an Acquiring Person, any of certain events specified in the Rights Agreement occurs which results in such Acquiring Person's ownership interest being increased by more than one percent, then, and in each such case, proper provision shall be made so that each holder of a Right (except as described herein), shall, on and after the later of (x) the date of the occurrence of any such event or (y) the date of the expiration of the period within which the Rights may be redeemed as indicated below, have the right to receive upon exercise that number of shares of Common Stock or equivalents having a market value of two times the exercise price of the Right. The holder of any Rights that are, or were, beneficially owned by an Acquiring Person or an Affiliate or Associate thereof or certain transferees there which engaged in, or realized the benefit of, an event or transaction or transactions described in this paragraph, shall not be entitled to the benefit of the adjustment described in this paragraph.

          With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least one percent in such Purchase Price. No fractional shares will be issued and in lieu thereof an adjustment in cash will be made based on the market price of Common Stock on the last trading date prior to the date of exercise.

          Up to and including the tenth business day after a Stock Acquisition Date, the Company may redeem the rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). The Company may, under certain circumstances, amend the Rights Agreement to extend this ten business day period. Under certain circumstances set forth in the Rights Agreement, the decision to redeem shall require the concurrence of a majority of the Continuing Directors. Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, the Company shall make an announcement thereof and, upon such announcement, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

          The term "Continuing Directors" means any member of the Board of Directors of the Company who was a member of the Board immediately prior to the time that any Person became an Acquiring Person, or any member of the Board of Directors who becomes a member of the Board subsequent to the time that any Person shall become an Acquiring Person if such person is recommended or approved by a majority of the Continuing Directors then in office, but shall not include an Acquiring Person, or any representative of such Acquiring Person.

          Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. From and after the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights, or to shorten or lengthen any time period under the Rights Agreement, except that (i) no time period may be adjusted after such time as there is an Acquiring Person unless a majority of Continuing Directors approve and (ii) the duration of the Rights may not be shortened without the written consent of the registered holders thereof.

          At any time after the Distribution Date and prior to the acquisition, by a person or group, of 50 percent or more of the outstanding Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group) in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment).

          Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company with respect to a Right held, including, without limitation, no right to vote or to receive dividends.

          A copy of the Rights Agreement will be filed with the Securities and Exchange Commission as an Exhibit to an amended Registration Statement on Form 8-A/A. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

                                                                   EXHIBIT C

                                         FORM

                                          of

                             CERTIFICATE OF DESIGNATIONS

                                          of

                         JUNIOR PARTICIPATING PREFERRED STOCK

                                          of

                              WYNN'S INTERNATIONAL, INC.

                           (Pursuant to Section 151 of the
                         Delaware General Corporation Law)

                              _________________________

          Wynn's International, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at a meeting duly called and held on March 3, 1989:

          RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Certificate of Incorporation, the Board of Directors hereby creates a series of preferred stock (the "Preferred Stock"), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

          Junior Participating Preferred Stock:

                        I.  DESIGNATION AND AMOUNT

          The shares of such series shall be designated as "Junior Participating Preferred Stock" (the "Junior Preferred Stock") and the number of shares constituting the Junior Preferred Stock shall be 50,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; PROVIDED, that no decrease shall reduce the number of shares of Junior Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Junior Preferred Stock.

                        II.  DIVIDENDS AND DISTRIBUTIONS

          (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Junior Preferred Stock with respect to dividends, the holders of shares of Junior Preferred Stock, in preference to the holders of Common Stock, par value $1.00 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Junior Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Junior Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Corporation shall declare a dividend or distribution on the Junior Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Junior Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Junior Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Junior Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Junior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Junior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

                                III.  VOTING RIGHTS

     The holders of shares of Junior Preferred Stock shall have the following voting rights:

          (A) Subject to the provision for adjustment hereinafter set forth, each share of Junior Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation.

          (B) Except as otherwise provided herein, in any other Certificate of Designation cresting a series of Preferred Stock or any similar stock, or by law, the holders of shares of Junior Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (C) Except as set forth herein, in the Corporation's Certificate of Incorporation or as otherwise provided by law, holders of Junior Preferred Stock shall have no voting rights.

                             IV.  CERTAIN RESTRICTIONS

          (A) Whenever quarterly dividends or other dividends or distributions payable on the Junior Preferred Stock as provided in Section II are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Junior Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

              (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock;

              (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except dividends paid ratably on the Junior Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Junior Preferred Stock; or

               (iv) redeem or purchase or otherwise acquire for consideration any shares of Junior Preferred Stock, or any shares of stock ranking on a parity with the Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section IV purchase or otherwise acquire such shares at such time and in such manner.

                                V. REACQUIRED SHARES

          Any shares of Junior Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

                      VI. LIQUIDATION, DISSOLUTION OR WINDING UP

          Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock unless, prior thereto, the holders of shares of Junior Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Junior Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except distributions made ratably on the Junior Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                          VII.  CONSOLIDATION, MERGER, ETC.

          In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Junior Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Junior Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the Amber of shades of Common Stock that were outstanding immediately prior to such event.

                                  VIII.  REDEMPTION

          The shares of Junior Preferred Stock shall not be redeemable.

                                     IX.  RANK

          The Junior Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

                                    X.  AMENDMENT

          The Certificate of Incorporation of the Corporation shall not be amended in any manner which would alter or change the powers, preferences or special rights of the Junior Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Junior Preferred Stock, voting together as a single series.

          IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its President and attested by its Secretary this ____ day of ______________, 1989.



                                   _________________________________________
                                   President

Attest:

________________________________
Secretary